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                                                                    EXHIBIT 99.1

List of Pending Cases

     The following sets forth the principal parties to the proceedings referred to in Item 3 of this Form 10-K in which Registrant is currently named as a defendant, the court in which such proceedings are pending and the date such proceedings were instituted against Registrant:

     Alexander, E. v. Philip Morris Companies, Inc., et al., U.S. District Court for the Eastern District of Louisiana, St. Landry Parish District Court, September 27, 1999;

     Anderson, J. v. The American Tobacco Company, et al., Circuit Court of Knox County, Tennessee, May 23, 1997;

     Aron, Jr., D. v. Brown & Williamson Tobacco Corporation, et al., Circuit Court of Cook County, Illinois, February 27, 2002;

     Badon, C. v. RJR Nabisco, Inc., et al., Judicial District Court, Parish of Cameron, Louisiana, December 30, 1997;

     Bellows, B. v. The American Tobacco Company, et al., Supreme Court of New York, New York County, November 26, 1997;

     Brazil (State of Goias) v. Philip Morris Companies, Inc., et al., Circuit Court of the Eleventh Judicial Circuit in and for Dade County, Florida, November 17, 1999;

     Brazil (State of Mato Grosso Do Sul) v. Philip Morris Companies, Inc., et al., Circuit Court of Miami-Dade County, Florida, July 17, 2000;

     Brazil (State of Piaui) v. Philip Morris Companies, Inc., et al., Circuit Court of Miami-Dade County, Florida, December 13, 2000;

     Brazil (State of Sao Paulo) v. The American Tobacco Company, Inc., et al., State of Louisiana, February 14, 2000;

     Brazil (State of Tocantins) v. The Brooke Group Ltd., et al., Circuit Court of Miami-Dade County, Florida, October 24, 2000;

     Brown, G. (f/k/a Cochran, O.) v. R.J. Reynolds Tobacco Company, et al., Circuit Court of George County, Mississippi, March 30, 2001;

     Carll, J. v. The American Tobacco Company, et al., Supreme Court of New York, New York County, July 20, 1997;

     Condon, R. v. The American Tobacco Company, et al., Supreme Court of New York, New York County, May 13, 1997;


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     Cotroneo, L. v. Fortune Brands, Inc., Supreme Court of New York, Queens
County, October 21, 1997;

     Crane, J. v. The American Tobacco Company, et al., Supreme Court of New York, New York County, April 4, 1997;

     Drury, S. v. Brown & Williamson Tobacco Corporation, et al., U.S. District Court for the Eastern District of Wisconsin, October 24, 2002;

     Eiser, L. v. The American Tobacco Company, et al., Court of Common Pleas of Philadelphia County, Philadelphia, March 31, 1999;

     Gelfond, M. v. Fortune Brands, Inc., et al., Supreme Court of New York, New York County, May 1, 1998;

     Golden, R. v. The American Tobacco Company, et al., Supreme Court of New York, New York County, July 10, 1997;

     Greco, A. v. The American Tobacco Company, et al., Supreme Court of New York, Queens County, June 27, 1997;

     Honduras, (The Republic of) v. Philip Morris, Inc., et al., Circuit Court of the Eleventh Judicial Circuit in and for Miami-Dade County, Florida, October 5, 2000;

     Jaust, T. v. The American Tobacco Company, et al., Supreme Court of New York, New York County, September 9, 1997;

     Kaiser Aluminum & Chemical Corporation v. RJR Nabisco, et al., Circuit Court of Jefferson County, Mississippi, December 15, 2000;

     Keenan, T. v. The American Tobacco Company, et al., Supreme Court of New York, New York County, September 12, 1997;

     Kestenbaum, D. v. The American Tobacco Company, et al., Supreme Court of New York, New York County, May 23, 1997;

     Lennon, L. v. The American Tobacco Company, et al., Supreme Court of New York, New York County, October 30, 1997;

     Lopardo, T. v. The American Tobacco Company, et al., Supreme Court of New York, Nassau County, September 25, 1997;

     Mahoney, O. v. The American Tobacco Company, et al., Iowa District Court for Lee County, April 18, 2001;

     McGuiness, D. v. The American Tobacco Company, et al., Supreme Court of New York, New York County, May 29, 1998, (formerly reported under the caption "Arnett");

     Mishk, J. v. The American Tobacco Company, et al., Supreme Court of New York, New York County, May 1, 1997;


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     Newell, K. v. The American Tobacco Company, et al., Supreme Court of New
York, Suffolk County, October 3, 1997;

     Panama (The Republic of) v. The American Tobacco Company, et al., Civil District Court for the Parish of Orleans, New Orleans, Louisiana, August 25, 1998;

     Perri, A. v. The American Tobacco Company, et al., Supreme Court of New York, Nassau County, October 17, 1997;

     Portnoy, L. v. The American Tobacco Company, et al., Supreme Court of New York, New York County, October 17, 1997;

     Rubinobitz, L. v. The American Tobacco Company, et al., Supreme Court of New York, Nassau County, May 28, 1997;

     Senzer, B. v. The American Tobacco Company, et al., Supreme Court of New York, Queens County, May 13, 1997;

     Shapiro, M. v. The American Tobacco Company, et al., Supreme Court of New York, New York County, June 20, 1997;

     In re: Simon (II) Litigation, U.S. District Court for the Eastern Division of New York, September 6, 2000;

     Smith, BJ v. The American Tobacco Company, et al., Supreme Court of New York, Queens County, August 26, 1997;

     Standish, J. v. The American Tobacco Company, Supreme Court of New York, Bronx County, July 11, 1997;

     Tajikistan, The Republic of v. The Brooke Group Ltd., Inc., et al., Miami-Dade County Circuit Court of the Eleventh Judicial Circuit, January 24, 2001;

     Thomas, E. v. The American Tobacco Co., et al., Circuit Court, State of Missouri, Jefferson County, October 9, 1998;

     Valentin, A. v. Fortune Brands, Inc., et al., Supreme Court of New York, Queens County, August 15, 1997;

     Walgreen, C. v. The American Tobacco Company, et al., Supreme Court of New York, New York County, May 28, 1997;

     Watkins, A. v. The American Tobacco Company, et al., Supreme Court of New York, Kings County, May 13, 1997 (formerly reported under the caption "Sprung, L.";

     Zeringue, E. v. The American Tobacco Co., et al., District Court of Louisiana, Jefferson Parish, September 24, 1998; and

     Zuzalski, W. v. The American Tobacco Company, et al., Supreme Court of New York, Queens County, April 3, 1997.


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List of Terminated Cases

     The following cases, previously listed as pending, have been dismissed and were not previously reported as such:

     Banks, F. v. R.J. Reynolds Tobacco Company, et al., Circuit Court of Jefferson County, Mississippi, December 22, 2000, Dismissed July 2002;

     Caiazzo, B. v. The American Tobacco Company, et al., Supreme Court of New York, New York County, September 26, 1997, Dismissed June 27, 2001;

     Collins, J. v. The American Tobacco Company, et al., Supreme Court of New York, Westchester County, May 16, 1997, Dismissed April 17, 2002;

     Connor, C. v. The American Tobacco Company, et al., Second Judicial District Court of Bernalillo County, New Mexico, October 10, 1996, Dismissed April 29, 2002;

     Creech, W. v. The American Tobacco Company, et al., Supreme Court of New York, Richmond County, January 6, 1997, Dismissed March 9, 2001;

     Dzak, D. v. The American Tobacco Company, et al., Supreme Court of New York, Queens County, December 8, 1996, Dismissed February 26, 2001;

     Frankson, G. v. The American Tobacco Company, et al., Supreme Court (State) New York, Kings County, August 24, 2000, Dismissed July 26, 2002;

     Hansen, C. v. The American Tobacco Company, et al., Supreme Court of New York, Suffolk County, October 16, 1997, Dismissed;

     Iacono, A. v. The American Tobacco Company, et al., Supreme Court, Kings County, New York, August 20, 1997 (formerly reported under the caption "Mednick"), Dismissed January 8, 2002;

     Kotlyar, Y. v. The American Tobacco Company, et al., Supreme Court of New York, Queens County, November 26, 1997, Dismissed August 6, 2001;

     Leibstein, S. v. The American Tobacco Company, et al., Supreme Court of New York, Nassau County, June 30, 1997, Dismissed December 12, 2002;

     Lien, L. v. The American Tobacco Company, et al., Supreme Court of New York, Suffolk County, April 28, 1997, Dismissed March 28, 2001;

     Lombardo, S. v. The American Tobacco Company, et al., Supreme Court of New York, Nassau County, June 4, 1997, Dismissed October 2001;


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     Long, J. v. The American Tobacco Company, et al., Supreme Court of New
York, Bronx County, September 17, 1997, Dismissed February 19, 2002;

     Lucca, J. v. The American Tobacco Company, et al., Supreme Court of New York, Kings County, February 3, 1997, Dismissed February 19, 2002;

     Lynch, R. v. The American Tobacco Company, et al., Supreme Court of New York, New York County, September 24, 1997, Dismissed June 5, 2001;

     National Asbestos Workers Medical Fund v. The American Tobacco Company, et al., U.S. District Court for the Eastern District of New York, February 27, 1998, Dismissed June 18, 2002;

     Newburg v. The American Tobacco Co., et al., Supreme Court of New York, Kings County, July 15, 1998 (formerly reported under the caption "Krochtengel"), Dismissed June 28, 2002;

     Perez, P. v. The American Tobacco Company, et al., Supreme Court of New York, Kings County, July 23, 1997, Dismissed November 8, 2002;

     Piccione, Y. v. The American Tobacco Company, et al., Supreme Court of New York, Kings County, September 26, 1997, Dismissed September 10, 2002;

     Reitano, L. v. The American Tobacco Company, et al., Supreme Court of New York, Kings County, August 22, 1996, Dismissed May 15, 2002;

     Richards v. The American Tobacco Company, et al., Supreme Court of New York, Kings County, November 26, 1997 (formerly reported under the caption "Guilloteau" and "Felix"), Dismissed September 10, 2002;

     Rusoff v. The American Tobacco Company, et al., Supreme Court of New York, Kings County, March 31, 1997 (formerly reported under the caption "Rinaldi"), Dismissed July 19, 2002;

     Siegel, P. v. The American Tobacco Company, et al., Supreme Court of New York, Kings County, October 11, 1996, Dismissed June 28, 2002;

     Sola, L. v. The American Tobacco Company, et al., Supreme Court of New York, Bronx County, July 16, 1996, Dismissed October 1, 2001;

     Stewart, L. v. The American Tobacco Company, Inc., U.S. District Court for the Western District of Louisiana, April 6, 2001, Dismissed November 7, 2002;

     Temple, C. v. The American Tobacco Company, et. al., U.S. District Court for the Middle District of Tennessee, September 11, 2000, Dismissed November 27, 2002;


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     Tsango v. The American Tobacco Company, et al., Supreme Court of New York,
Kings County, July 21, 1997 (formerly reported under the caption "Leiderman"), Dismissed January 8, 2002;

     Wagner, M. v. The American Tobacco Company, et al., Supreme Court of New York, Kings County, May 8, 1997 (formerly reported under the caption "Levinson"), Dismissed May 17, 2002;


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